UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(707) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
The information related to the expectations of Enphase Energy, Inc. (the “Company”) of its GAAP gross margin for the first quarter of 2026 as compared to its prior guidance, as set forth under Item 8.01 of this Current Report on Form 8-K, is incorporated herein by reference.
The information in this Item 2.02 of the Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events
On March 31, 2026 (the “Effective Date”), the Company entered into a Tax Credit Transfer Agreement (the “Agreement”) with a leading financial institution (the “Purchaser”).
Pursuant to the Agreement, the Company agreed to sell to the Purchaser $235,000,000 of advanced manufacturing production tax credits (“Tax Credits”) generated by the production of certain eligible components in the United States and the sale of such components to third parties during calendar year 2025 (the “Eligible Transaction”) pursuant to Section 45X of the Internal Revenue Code of 1986, as amended. Pursuant to the Agreement, the purchase price for such Tax Credits was $218,550,000, payable in a single installment on the Effective Date. The Effective Date was subject to customary conditions precedent, including absence of default and the accuracy of representations and warranties of the Company. The Agreement contains customary covenants, indemnification, and termination provisions for comparable tax credits sale agreements.
The Tax Credits were sold at 93% of face value, resulting in a discount of approximately $16.5 million. The Company also incurred approximately $2.5 million in transaction-related fees. Because these amounts relate to Tax Credits generated in the prior fiscal year and do not reflect the Company’s ongoing operating performance, the Company expects to exclude them from its non-GAAP financial measures for the first quarter of 2026. By including these amounts in its GAAP financial measures, the Company expects its GAAP gross margin for the first quarter of 2026 to be reduced by approximately 6.7 percentage points compared to the Company's prior guidance.
Forward-looking Statements
This Form 8-K contains forward-looking statements, including, but not limited to, statements related to its expectations about non-GAAP and GAAP financial measures, including gross margin in the first quarter of 2026. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, in addition to other risks described in more detail in its most recently filed Annual Report on Form 10-K and other documents on file with the SEC from time to time and available on the SEC’s website at www.sec.gov. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Form 8-K as a result of new information, future events or changes in its expectations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: April 6, 2026	ENPHASE ENERGY, INC.
	By:	/s/ Mandy Yang
Mandy Yang
Executive Vice President and Chief Financial Officer